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                                                                    EXHIBIT 21.1

                             MICRON TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT


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                                                                          STATE (OR JURISDICTION) IN
             NAME                                                               WHICH ORGANIZED
             ----                                                               ---------------
Micron Electronics, Inc. ....................................................... Minnesota
     HostPro, Inc............................................................... Delaware
     HostPro Acquisition Canada, Inc............................................ Canada
     LightRealm, Inc............................................................ Washington
     MEI California, Inc. ...................................................... California
     Micron Commercial Computer Systems, Inc.................................... Delaware
     Micron Computer Canada, Inc................................................ Canada
     Micron Computer Services, Inc.............................................. Delaware
     Micron Electronics (H.K.) Limited.......................................... Hong Kong
     Micron Electronics Asia-Pacific Holdings, Inc.............................. B.V.I.
     Micron Electronics Asia-Pacific Operations, Inc............................ B.V.I.
     Micron Electronics Asia-Pacific Trading, Ltd............................... Hong Kong
     Micron Electronics International, Inc...................................... Delaware
     Micron Government Computer Systems, Inc.................................... Delaware
     Micron Internet Services, Inc.............................................. Delaware
     Micron Electronics Overseas Trading, Inc. ................................. Barbados
     Micron PC, Inc............................................................. Delaware
     NetLimited, Inc............................................................ California
     SpecTek, LLC............................................................... Delaware
     Worldwide Internet Publishing Corp......................................... Delaware
Micron Europe Limited........................................................... United Kingdom
   Also does business as Crucial Technology Europe
Micron International Sales, Inc. ............................................... Barbados
Micron Semiconductor Asia Pte. Ltd. ............................................ Singapore
   Also does business as Crucial Technology Asia
Micron Semiconductor Asia Pacific, Inc. ........................................ Idaho
Micron Semiconductor (Deutschland) GmbH......................................... Germany
Micron Semiconductor Products, Inc. ............................................ Idaho
   Also does business as Crucial Technology
Micron Technology Asia Pacific, Inc. ........................................... Idaho
Micron Technology Italia S.r.l. ................................................ Italy
Micron Technology Japan, K.K. .................................................. Japan
Micron Technology Services, Inc. ............................................... Idaho
Micron Technology Texas, LLC.................................................... Idaho
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